UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 4, 2016 (August 3, 2016)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

131 Front Street, Hamilton HM12, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 4, 2016, Maiden Holdings, Ltd. (the “Company”) issued a press release announcing its results of operations for the fiscal quarter ended June 30, 2016. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On August 3, 2016, the Company issued a press release announcing the following quarterly dividends:

	Dividend per Share	Payable on:	Record date:
Common shares	$0.14	October 19, 2016	October 5, 2016
Preference shares - Series A	$0.515625	September 15, 2016	September 1, 2016
Preference shares - Series B	$0.90625	September 15, 2016	September 1, 2016
Preference shares - Series C	$0.445313	September 15, 2016	September 1, 2016

 A copy of the press release is hereby filed with the Commission and incorporated by reference herein as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated August 4, 2016

99.2	Press Release of Maiden Holdings, Ltd., dated August 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2016	MAIDEN HOLDINGS, LTD.

	By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated August 4, 2016

99.2	Press Release of Maiden Holdings, Ltd., dated August 3, 2016

Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. Announces Second Quarter 2016 Net Income Attributable to Common Shareholders of $30.9 Million or $0.39 Per Diluted Common Share and Operating Earnings(1) of $28.4 Million or $0.37 Per Diluted Common Share

Highlights for the quarter ended June 30, 2016

•
Net income attributable to Maiden common shareholders of $30.9 million, or $0.39 per diluted common share compared with net income attributable to Maiden common shareholders of $20.5 million, or $0.27 per diluted common share in the second quarter of 2015;

•	Annualized return on common equity of 12.3% compared to 8.8% in the second quarter of 2015;

•	Net operating earnings(1) of $28.4 million, or $0.37 per diluted common share compared with net operating earnings of $28.4 million, or $0.37 per diluted common share in the second quarter of 2015;

•	Annualized operating return on common equity(7) of 11.3% compared to 12.2% in the second quarter of 2015;

•	Gross premiums written increased 2.1% to $688.3 million compared to the second quarter of 2015;

•	Net premiums written increased 3.3% to $650.4 million compared to the second quarter of 2015;

•	Combined ratio(12) of 98.6% compared to 99.2% in the second quarter of 2015;

•	Net investment income was $35.3 million compared to $35.2 million in the second quarter of 2015;

•	Book value per common share(4) of $14.18 at June 30, 2016 increased 7.2% versus at March 31, 2016; and

•	In June, Maiden reduced its cost of capital with the issuance of $110.0 million 6.625% Notes and subsequent redemption of its $107.5 million Maiden Holdings North America, Ltd. 8.25% Notes.

Highlights for the six months ended June 30, 2016

•	Net income attributable to Maiden common shareholders of $58.1 million or $0.75 per diluted common share compared with $52.9 million, or $0.69 per diluted common share in the first six months of 2015;

•	Annualized return on common equity of 12.2% compared to 11.6% in the first half of 2015;

•	Net operating earnings(1) of $56.8 million, or $0.73 per diluted common share compared with net operating earnings of $55.0 million, or $0.71 per diluted common share in the first six months of 2015;

•	Annualized operating return on common equity(1) of 11.9% compared to 12.1% in the first half of 2015;

•	Gross premiums written increased 2.9% to $1.6 billion compared to the first half of 2015;

•	Net premiums written increased 1.2% to $1.4 billion in the first half of 2016 compared to the same period last year;

•	Combined ratio(12) of 98.7% was the same as the first six months of 2015; and

•	Net investment income was $71.6 million, an increase of 12.9% compared to the first half of 2015.

HAMILTON, Bermuda - Maiden Holdings, Ltd. (NASDAQ:  MHLD) (“Maiden” or “the Company”) today reported second quarter 2016 net income attributable to Maiden common shareholders of $30.9 million or $0.39 per diluted common share compared to net income attributable to Maiden common shareholders of $20.5 million or $0.27 per diluted common share in the second quarter of 2015. Net operating earnings(1) were $28.4 million, or $0.37 per diluted common share compared with net operating earnings of $28.4 million, or $0.37 per diluted common share in the second quarter of 2015.

Commenting on the Company's results, Art Raschbaum, Chief Executive Officer of Maiden, said: “The second quarter reflects a continued focus on disciplined growth, improving our cost of capital and delivering value to our regional and specialty insurer clients. Notwithstanding a competitive operating environment and continued pressure on investment yields, our overall results reflect continued underwriting profitability and strong growth in book value while achieving an annualized return on common equity of 12.3% and an annualized operating return on common equity of 11.3%. This marks the 12th consecutive quarter of double digit operating returns. While revenue growth has moderated for our AmTrust Reinsurance segment versus a strong prior year quarter impacted by acquisitions, the Diversified Reinsurance segment growth continues to benefit primarily from the expansion of existing client relationships in the U.S. and our developing European capital solutions business. Going forward, earnings should benefit from investment of our large quarter-end cash balance and continued implementation of key strategic initiatives in the U.S. and Europe.”

Results for the quarter ended June 30, 2016
Maiden reported second quarter 2016 net income attributable to common shareholders of $30.9 million or $0.39 per diluted common share compared with $20.5 million or $0.27 per diluted common share in the second quarter of 2015. Net operating earnings(1) were $28.4 million, or $0.37 per diluted common share in the second quarter of 2016 compared with an equivalent result in the second quarter of 2015.

In the second quarter of 2016, gross premiums written increased 2.1% to $688.3 million from $674.2 million in the second quarter of 2015. The Diversified Reinsurance segment’s gross premiums written totaled $164.8 million, an increase of 8.7% versus the second quarter of 2015. In the AmTrust Reinsurance segment, gross premiums written were $523.5 million compared to $522.5 million in the second quarter of 2015. This segment was impacted by the commutation announced in the fourth quarter of 2015 and slower growth following the completion of AmTrust’s integration of Tower Group.

Net premiums written totaled $650.4 million in the second quarter of 2016, an increase of 3.3% compared to the second quarter of 2015.

Net premiums earned of $637.6 million increased 4.6% compared to the second quarter of 2015.  In the Diversified Reinsurance segment, net premiums earned increased 3.2% to $190.8 million compared to the second quarter of 2015. The AmTrust Reinsurance segment net earned premiums were up 5.2% to $446.8 million compared to the second quarter of 2015.

Net loss and loss adjustment expenses of $427.0 million were up 2.9% compared to the second quarter of 2015.

The loss ratio(8) of 66.8% was lower than the 67.8% reported in the second quarter of 2015.

Commission and other acquisition expenses, increased 5.7% to $185.7 million in the second quarter of 2016, compared to the same quarter a year ago. The expense ratio(11) increased to 31.8% for the first quarter of 2016 compared with 31.4% in the same quarter last year, reflecting changes in business mix. General and administrative expenses for the second quarter of 2016 totaled $17.3 million, a 6.1% increase compared with $16.3 million in the second quarter of 2015. The general and administrative expense ratio(10) was 2.7% in the second quarter of 2016, which is the same as the second quarter of 2015.

The combined ratio(12) for the second quarter of 2016 totaled 98.6% compared with 99.2% in the second quarter of 2015. The Diversified Reinsurance segment combined ratio was 103.4% in the second quarter of 2016, down from 103.6% in the second quarter of 2015, as commercial auto adverse development continued in the quarter. The AmTrust Reinsurance segment reported a combined ratio of 94.9% in the second quarter of 2016 compared to 95.2% in the second quarter of 2015.

Net investment income of $35.3 million in the second quarter of 2016 increased slightly compared to the second quarter of 2015, which included $5.9 million of additional income from two called securities. As of June 30, 2016, the average yield on the fixed income portfolio (excluding cash) is 3.29% with an average duration of 4.55 years. Cash and cash equivalents were $505.8 million at June 30, 2016 or $173.3 million higher than at year-end 2015 as the Company received higher levels of cash from investment activities and held more cash during the quarter in light of the rate volatility during the second quarter of 2016.

Total assets increased 10.0% to $6.3 billion at June 30, 2016 compared to $5.7 billion at year-end 2015.   Shareholders' equity was $1.5 billion, up 13.5% compared to December 31, 2015. Book value per common share was $14.18 at June 30, 2016 or 20.5% higher than at December 31, 2015.

During the second quarter of 2016, the Board of Directors declared dividends of $0.14 per common share, $0.515625 per Series A preference share, $0.90625 per Series B preference share and $0.445313 per Series C preference share.

Results for the six months ended June 30, 2016
Net income attributable to Maiden common shareholders was $58.1 million or $0.75 per diluted common share in the first six months of 2016 compared to net income attributable to Maiden common shareholders of $52.9 million or $0.69 per diluted common share in the first half of 2015. Net operating earnings(1) for the first six months of 2016 were $56.8 million, or $0.73 per diluted common share compared with $55.0 million, or $0.71 per diluted common share in the first half of 2015.

In the first half of 2016, gross premiums written totaled $1.6 billion, an increase of 2.9% compared to the first six months of 2015.  In the first half of 2016, net premiums written totaled $1.4 billion, an increase of 1.2% compared to the first six months of 2015.  Net premiums written in the Diversified Reinsurance segment totaled $447.4 million, an increase of 1.9% versus the first half of 2015. In the AmTrust Reinsurance segment, net premiums written increased by 0.8% to $995.8 million compared to the first half of 2015.

Net premiums earned of $1.3 billion increased 5.6% compared to the first six months of 2015.  Net premiums earned decreased 3.8% in the Diversified Reinsurance segment to $363.0 million compared to the first half of 2015. The AmTrust Reinsurance segment net premiums earned were up 10.0% to $890.6 million compared to the first half 2015.

Net loss and loss adjustment expenses of $ 830.6 million were up 4.8% compared to the first six months of 2015.  The loss ratio(8) of 65.9% was lower than the 66.3% in the first half of 2015.

Commission and other acquisition expenses, increased $26.8 million to $380.8 million in the first half of 2016 versus the comparable period a year ago, while the expense ratio(11) rose to 32.8% for the first six months of 2016 compared with 32.4% in the same period last year. General and administrative expenses for the first half of 2016 totaled $32.8 million compared with $32.5 million in the first six months of 2015. The general and administrative expense ratio(10) decreased to 2.6% in the first half of 2016 versus 2.7% in the same period during 2015.

The combined ratio(12) for the first half of 2016 was 98.7% and the same as the first six months of 2015. The Diversified Reinsurance segment had a combined ratio of 103.2% in the first half of 2016 compared to 102.3% in the first six months of 2015. The AmTrust Reinsurance segment reported a combined ratio of 95.1% in the first half of 2016 compared to 94.9% in the comparable period in 2015.

Net investment income of $71.6 million in the first half of 2016 increased 12.9% compared to the first half of 2015.

(1)(4)(7) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

(8)(10)(11)(12) Loss ratio, general and administrative expense ratio, expense ratio and combined ratio are operating metrics. Please see the additional information on these measures under Segment information tables.

Conference Call

Maiden’s Chief Executive Officer, Art Raschbaum and Chief Financial Officer, Karen Schmitt will review these results tomorrow morning via teleconference and live audio webcast beginning at 8:30 a.m. ET.

To participate in the conference call, please access one of the following at least five minutes prior to the start time:
U.S. Callers: 1.877.734.5373
Outside U.S. Callers: 1.973.200.3059
Passcode: 52657857
Webcast: http://www.maiden.bm/news_events
A replay of the conference call will be available beginning at 11:30 a.m. ET on August 5, 2016 through midnight on August 12, 2016. To listen to the replay, please dial toll free: 1.855.859.2056 (U.S. Callers) or toll: 1.404.537.3406 (callers outside the U.S.) and enter the Passcode: 52657857; or access http://www.maiden.bm/news_events

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of June 30, 2016, Maiden had $6.3 billion in assets and shareholders' equity of $1.5 billion.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 as updated in periodic filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law.

CONTACT:

Noah Fields, Senior Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm

Maiden Holdings, Ltd.
Balance Sheet
(in thousands of U.S. dollars, except share and per share data)

	June 30, 2016 (Unaudited)	December 31, 2015 (Audited)
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost 2016: $3,374,192; 2015: $3,562,864)	$3,452,605	$3,508,088
Fixed maturities, held-to-maturity, at amortized cost (fair value 2016: $794,671; 2015: $598,975)	761,713	607,843
Other investments, at fair value (cost 2016: $10,743; 2015: $10,816)	11,827	11,812
Total investments	4,226,145	4,127,743
Cash and cash equivalents	127,459	89,641
Restricted cash and cash equivalents	378,328	242,859
Accrued investment income	32,572	32,288
Reinsurance balances receivable, net	554,069	377,318
Reinsurance recoverable on unpaid losses	90,805	71,248
Loan to related party	167,975	167,975
Deferred commission and other acquisition expenses, net	455,522	397,548
Goodwill and intangible assets, net	80,728	81,920
Other assets	157,396	115,038
Total assets	$6,270,999	$5,703,578
LIABILITIES
Reserve for loss and loss adjustment expenses	$2,636,631	$2,510,101
Unearned premiums	1,583,477	1,354,572
Accrued expenses and other liabilities	168,756	139,873
Senior notes
Principal amount	362,500	360,000
Less unamortized debt issuance costs	11,252	10,067
Senior notes, net	351,248	349,933
Total liabilities	4,740,112	4,354,479
Commitments and Contingencies
EQUITY
Preference shares	480,000	480,000
Common shares	751	747
Additional paid-in capital	581,452	579,178
Accumulated other comprehensive income (loss)	118,926	(23,767)
Retained earnings	353,576	316,184
Treasury shares, at cost	(4,991)	(4,521)
Total Maiden shareholders’ equity	1,529,714	1,347,821
Noncontrolling interest in subsidiaries	1,173	1,278
Total equity	1,530,887	1,349,099
Total liabilities and equity	$6,270,999	$5,703,578

Book value per common share(4)	$14.18	$11.77

Common shares outstanding	74,016,525	73,721,140

Maiden Holdings, Ltd.
Income Statement
(in thousands of U.S. dollars, except share and per share data)
(Unaudited)
	For the Three Months Ended June 30, 2016	For the Three Months Ended June 30, 2015	For the Six Months Ended June 30, 2016	For the Six Months Ended June 30, 2015
Revenues:
Gross premiums written	$688,322	$674,168	$1,552,436	$1,508,434
Net premiums written	$650,427	$629,618	$1,443,258	$1,426,601
Change in unearned premiums	(12,863)	(20,198)	(189,685)	(239,862)
Net premiums earned	637,564	609,420	1,253,573	1,186,739
Other insurance revenue	1,525	2,252	6,351	7,231
Net investment income	35,323	35,157	71,625	63,417
Net realized gains on investment	334	242	2,611	1,111
Total revenues	674,746	647,071	1,334,160	1,258,498
Expenses:
Net loss and loss adjustment expenses	426,989	414,927	830,610	792,333
Commission and other acquisition expenses	185,727	175,697	380,795	354,039
General and administrative expenses	17,290	16,301	32,786	32,498
Total expenses	630,006	606,925	1,244,191	1,178,870
Income from operations(2)	44,740	40,146	89,969	79,628
Other expenses
Interest and amortization expenses	(7,193)	(7,266)	(14,458)	(14,530)
Accelerated amortization of senior note issuance cost	(2,345)	—	(2,345)	—
Amortization of intangible assets	(615)	(710)	(1,230)	(1,420)
Foreign exchange and other gains (losses)	5,520	(5,191)	5,787	2,635
Total other expenses	(4,633)	(13,167)	(12,246)	(13,315)
Income before income taxes	40,107	26,979	77,723	66,313
Income tax expense	220	468	1,007	1,268
Net income	39,887	26,511	76,716	65,045
Add: loss attributable to noncontrolling interest	46	92	110	47
Net income attributable to Maiden	39,933	26,603	76,826	65,092
Dividends on preference shares(6)	(9,023)	(6,084)	(18,700)	(12,168)
Net income attributable to Maiden common shareholders	$30,910	$20,519	$58,126	$52,924
Net operating earnings attributable to Maiden common shareholders(1)	$28,431	$28,399	$56,778	$55,033
Basic earnings per common share attributable to Maiden shareholders	$0.42	$0.28	$0.79	$0.72
Diluted earnings per common share attributable to Maiden shareholders	$0.39	$0.27	$0.75	$0.69
Basic operating earnings per common share attributable to Maiden shareholders	$0.38	$0.39	$0.77	$0.75
Diluted operating earnings per common share attributable to Maiden shareholders	$0.37	$0.37	$0.73	$0.71
Dividends declared per common share	$0.14	$0.13	$0.28	$0.26

Weighted average number of common shares - basic	73,997,759	73,482,506	73,934,518	73,284,559
Adjusted weighted average number of common shares and assumed conversions - diluted	85,926,626	85,566,706	85,894,062	85,414,344

Net loss and LAE ratio(8)	66.8%	67.8%	65.9%	66.3%
Commission and other acquisition expense ratio(9)	29.1%	28.7%	30.2%	29.7%
General and administrative expense ratio(10)	2.7%	2.7%	2.6%	2.7%

Expense ratio(11)	31.8%	31.4%	32.8%	32.4%
Combined ratio(12)	98.6%	99.2%	98.7%	98.7%
Annualized return on common equity	12.3%	8.8%	12.2%	11.6%
Annualized operating return on common equity(7)	11.3%	12.2%	11.9%	12.1%

Maiden Holdings, Ltd.
Non - GAAP Financial Measure
(in thousands of U.S. dollars, except per share data)
(Unaudited)

	For the Three Months Ended June 30, 2016		For the Three Months Ended June 30, 2015	For the Six Months Ended June 30, 2016	For the Six Months Ended June 30, 2015
Reconciliation of net income attributable to Maiden common shareholders to net operating earnings:
Net income attributable to Maiden common shareholders	$30,910		$20,519	$58,126	$52,924
Add (subtract)
Net realized gains on investment	(334)		(242)	(2,611)	(1,111)
Foreign exchange and other (gains) losses	(5,520)		5,191	(5,787)	(2,635)
Amortization of intangible assets	615		710	1,230	1,420
Divested excess and surplus ("E&S") business and NGHC run-off	125		1,931	2,895	3,855
Accelerated amortization of senior note issuance cost	2,345		—	2,345	—
Non-cash deferred tax expense	290		290	580	580
Net operating earnings attributable to Maiden common shareholders(1)	$28,431		$28,399	$56,778	$55,033
Operating earnings per common share attributable to Maiden shareholders:
Basic earnings per common share attributable to Maiden shareholders	$0.38		$0.39	$0.77	$0.75
Diluted earnings per common share attributable to Maiden shareholders	$0.37		$0.37	$0.73	$0.71
Reconciliation of net income attributable to Maiden to income from operations:
Net income attributable to Maiden	$39,933		$26,603	$76,826	$65,092
Add (subtract)
Foreign exchange and other (gains) losses	(5,520)		5,191	(5,787)	(2,635)
Amortization of intangible assets	615		710	1,230	1,420
Interest and amortization expenses	7,193		7,266	14,458	14,530
Accelerated amortization of senior note issuance cost	2,345		—	2,345	—
Income tax expense	220		468	1,007	1,268
Loss attributable to noncontrolling interest	(46)		(92)	(110)	(47)
Income from operations(2)	$44,740		$40,146	$89,969	$79,628

	June 30, 2016		December 31, 2015
Investable assets:
Total investments	$4,226,145		$4,127,743
Cash and cash equivalents	127,459		89,641
Restricted cash and cash equivalents	378,328		242,859
Loan to related party	167,975		167,975
Total investable assets(3)	$4,899,907		$4,628,218

	June 30, 2016		December 31, 2015
Capital:
Preference shares	$480,000		$480,000
Common shareholders' equity	1,049,714		867,821
Total Maiden shareholders' equity	1,529,714		1,347,821
2011 Senior Notes	—		107,500
2012 Senior Notes	100,000		100,000
2013 Senior Notes	152,500		152,500
2016 Senior Notes	110,000	—	—
Total capital resources(5)	$1,892,214		$1,707,821

(1) Net operating earnings is a non-GAAP financial measure defined by the Company as net income attributable to Maiden common shareholders excluding realized and unrealized investment gains and losses, foreign exchange and other gains and losses, amortization of intangible assets, divested excess and surplus business and NGHC run-off, accelerated amortization of senior note issuance cost and non-cash deferred tax expense and should not be considered as an alternative to net income. The Company's management believes that net operating earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of net operating earnings may not be comparable to similarly titled measures used by other companies.

(2) Income from Operations is a non-GAAP financial measure defined by the Company as net income attributable to Maiden excluding foreign exchange and other gains and losses, amortization of intangible assets, interest and amortization expenses, accelerated amortization of senior note issuance cost, income tax expense and income or loss attributable to noncontrolling interest and should not be considered as an alternative to net income. The Company’s management believes that income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of income from operations may not be comparable to similarly titled measures used by other companies.

(3) Investable assets is the total of the Company's investments, cash and cash equivalents and loan to a related party.

(4) Book value per common share is calculated using common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding.

(5) Total capital resources is the sum of the Company's principal amount of debt and Maiden shareholders' equity.

(6) Dividends on preference shares consist of $3,094 and $6,188 paid to Preference Shares - Series A and $2,990 and $5,980 paid to Preference shares - Series B during the three and six months ended June 30, 2016 and 2015, respectively, and $2,939 and $6,532 paid to Preference shares - Series C during the three and six months ended June 30, 2016, respectively.

(7) Operating return on average common equity is a non-GAAP financial measure. Management uses operating return on average common shareholders' equity as a measure of profitability that focuses on the return to Maiden common shareholders. It is calculated using operating earnings available to common shareholders divided by average Maiden common shareholders' equity.

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands of U.S. dollars)
(Unaudited)

For the Three Months Ended June 30, 2016	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$164,834	$523,488	$—	$688,322
Net premiums written	$161,294	$489,133	$—	$650,427
Net premiums earned	$190,755	$446,809	$—	$637,564
Other insurance revenue	1,525	—	—	1,525
Net loss and loss adjustment expenses ("LAE")	(144,246)	(282,619)	(124)	(426,989)
Commission and other acquisition expenses	(45,496)	(140,230)	(1)	(185,727)
General and administrative expenses	(9,079)	(963)	—	(10,042)
Underwriting income (loss)	$(6,541)	$22,997	$(125)	$16,331
Reconciliation to net income
Net investment income and realized gains on investment				35,657
Interest and amortization expenses				(7,193)
Accelerated amortization of senior note issuance cost				(2,345)
Amortization of intangible assets				(615)
Foreign exchange and other gains				5,520
Other general and administrative expenses				(7,248)
Income tax expense				(220)
Net income				$39,887

Net loss and LAE ratio(8)	75.0%	63.3%		66.8%
Commission and other acquisition expense ratio(9)	23.7%	31.4%		29.1%
General and administrative expense ratio(10)	4.7%	0.2%		2.7%
Combined ratio(12)	103.4%	94.9%		98.6%

For the Three Months Ended June 30, 2015	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$151,646	$522,522	$—	$674,168
Net premiums written	$144,785	$484,833	$—	$629,618
Net premiums earned	$184,803	$424,617	$—	$609,420
Other insurance revenue	2,252	—	—	2,252
Net loss and LAE	(142,992)	(270,142)	(1,793)	(414,927)
Commission and other acquisition expenses	(42,412)	(133,147)	(138)	(175,697)
General and administrative expenses	(8,438)	(797)	—	(9,235)
Underwriting income (loss)	$(6,787)	$20,531	$(1,931)	$11,813
Reconciliation to net income
Net investment income and realized gains on investment				35,399
Interest and amortization expenses				(7,266)
Amortization of intangible assets				(710)
Foreign exchange and other losses				(5,191)
Other general and administrative expenses				(7,066)
Income tax expense				(468)
Net income				$26,511

Net loss and LAE ratio(8)	76.4%	63.6%		67.8%
Commission and other acquisition expense ratio(9)	22.7%	31.4%		28.7%
General and administrative expense ratio(10)	4.5%	0.2%		2.7%
Combined ratio(12)	103.6%	95.2%		99.2%

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands of U.S. dollars)
(Unaudited)

For the Six Months Ended June 30, 2016	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$480,638	$1,071,798	$—	$1,552,436
Net premiums written	$447,430	$995,828	$—	$1,443,258
Net premiums earned	$363,011	$890,562	$—	$1,253,573
Other insurance revenue	6,351	—	—	6,351
Net loss and LAE	(263,322)	(564,393)	(2,895)	(830,610)
Commission and other acquisition expenses	(100,027)	(280,768)	—	(380,795)
General and administrative expenses	(17,679)	(1,549)	—	(19,228)
Underwriting income (loss)	$(11,666)	$43,852	$(2,895)	$29,291
Reconciliation to net income
Net investment income and realized gains on investment				74,236
Interest and amortization expenses				(14,458)
Accelerated amortization of senior note issuance cost				(2,345)
Amortization of intangible assets				(1,230)
Foreign exchange and other gains				5,787
Other general and administrative expenses				(13,558)
Income tax expense				(1,007)
Net income				$76,716

Net loss and LAE ratio(8)	71.3%	63.4%		65.9%
Commission and other acquisition expense ratio(9)	27.1%	31.5%		30.2%
General and administrative expense ratio(10)	4.8%	0.2%		2.6%
Combined ratio(12)	103.2%	95.1%		98.7%

For the Six Months Ended June 30, 2015	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$456,987	$1,051,448	$(1)	$1,508,434
Net premiums written	$438,983	$987,617	$1	$1,426,601
Net premiums earned	$377,487	$809,250	$2	$1,186,739
Other insurance revenue	7,231	—	—	$7,231
Net loss and LAE	(275,378)	(513,236)	(3,719)	$(792,333)
Commission and other acquisition expenses	(100,618)	(253,283)	(138)	$(354,039)
General and administrative expenses	(17,758)	(1,544)	—	$(19,302)
Underwriting income (loss)	$(9,036)	$41,187	$(3,855)	$28,296
Reconciliation to net income
Net investment income and realized gains on investment				64,528
Interest and amortization expenses				(14,530)
Amortization of intangible assets				(1,420)
Foreign exchange and other gains				2,635
Other general and administrative expenses				(13,196)
Income tax expense				(1,268)
Net income				$65,045

Net loss and LAE ratio(8)	71.6%	63.4%		66.3%
Commission and other acquisition expense ratio(9)	26.2%	31.3%		29.7%
General and administrative expense ratio(10)	4.5%	0.2%		2.7%
Combined ratio(12)	102.3%	94.9%		98.7%

(8) Calculated by dividing net loss and LAE by the sum of net premiums earned and other insurance revenue.
(9) Calculated by dividing commission and other acquisition expenses by the sum of net premiums earned and other insurance revenue.
(10) Calculated by dividing general and administrative expenses by the sum of net premiums earned and other insurance revenue.
(11) Calculated by adding together the commission and other acquisition expense ratio and general and administrative expense ratio.
(12) Calculated by adding together the net loss and LAE ratio and expense ratio.
Exhibit 99.2
PRESS RELEASE
Maiden Holdings Announces Dividends on Common Shares and Preference Shares
HAMILTON, Bermuda, August 3, 2016 -- Maiden Holdings, Ltd. (NASDAQ: MHLD) today announced that its Board of Directors approved a quarterly cash dividend of $0.14 per share of common stock. The dividend will be payable on October 19, 2016 to shareholders of record as of October 5, 2016.
Maiden’s Board of Directors also approved the following cash dividends on its preference shares that are payable on September 15, 2016 to shareholders of record as of September 1, 2016:

•	Series A 8.25% Non-Cumulative Preference Shares of $0.515625 per Preference Share

•	Series B 7.25% Mandatory Convertible Preference Shares of $0.90625 per Preference Share

•	Series C 7.125% Non-Cumulative Preference Shares of $0.445313 per Preference Share

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of March 31, 2016, Maiden had $6.1 billion in assets and shareholders' equity of $1.5 billion.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

CONTACT:
Noah Fields, Senior Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm